CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders Putnam Convertible Income-Growth Trust:

We consent to the use of our report dated December 13, 2005, incorporated in this Registration Statement by reference, to the Putnam Convertible Income-Growth Trust and to the references to our firm under the captions “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP Boston, Massachusetts February 22, 2006